Exhibit (i)

EXHIBIT 10

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

1825 Eye Street, N.W.		Telephone: 617/542-6000
Washington, D.C. 20006		Telex: 94-0198
Telephone: 202/293-0500		Telecopier: 617/542-2241
Telecopier: 202/466-5479

	February 26, 1987	Direct Dial Number

Northeast Investors Growth Fund

50 Congress Street

Boston, Massachusetts 02109

Dear Sir:

We are furnishing this opinion and consent to the use of our name with a view to your filing the same or duplicates thereof with the Securities and Exchange Commission, Washington, D.C., as Exhibit 10 to the Registration Statement

on Form N-1A (No. 2-68483) filed by you with said Commission and with which this opinion or duplicates thereof are to be filed. Said Registration Statement relates to the proposed public offering of an indefinite number of shares of beneficial interest, without par value (“Shares”) in Northeast Investors Growth Fund.

We have acted as your general legal counsel since your organization and have examined all such records, papers and documents as we believe necessary in order to enable us to render the opinion set forth below.

On the basis of the foregoing we are of the opinion that:

1.	Northeast Investors Growth Fund (the “Trust”) was duly formed and is a lawfully existing Massachusetts Business Trust under the laws of the Commonwealth of Massachusetts.

2.	The Trust has authorized an unlimited number of shares of beneficial interest, without par value.

3.	The Shares have been duly authorized and, when the Shares are issued and delivered in the manner, and the Trust has received therefor the consideration, described in said Registration Statement and in the related Prospectus, the Shares so issued and delivered will be legally and validly issued, fully paid and nonassessable.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

Northeast Investors Growth Fund

February 26, 1987

We hereby give our consent as required by Section 7 of the Securities Act of 1933, as amended, to the use of our name wherever it appears in the above-mentioned Registration Statement and the related Prospectus as the same are now or may hereafter be amended.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

MINTZ, LEVIN, COHN, FERRIS
GLOVSKY AND POPEO, P.C.

9452S